Exhibit 99.3

TEAM, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 14, 2022, Team, Inc. (the “Company”) entered into that certain Equity Purchase Agreement (the “Sale Agreement”) with Baker Hughes Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer will acquire all of the issued and outstanding equity interests of a wholly-owned subsidiary of the Company, TQ Acquisition, Inc., a Texas corporation (“TQ Acquisition”) (the “Transaction”). On November 1, 2022 and in accordance with the Sale Agreement, the Company completed the Transaction.

The following unaudited pro forma condensed consolidated financial information of the Company is derived from the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the unaudited financial statements and notes thereto appearing in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

The unaudited condensed consolidated financial statements and accompanying notes reflect the impact of the Transaction as if it had occurred on June 30, 2022 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2021, the beginning of the earliest period presented, for the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial information has been presented for the informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the Transaction had actually been completed on the indicated dates. The unaudited pro forma condensed consolidated financial information is based on management’s estimate of the effects on the financial statements of the Transaction. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

TEAM, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2022

(in thousands)

	Historical	Sale of TQ Acquisition (1)	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$67,446	$10,647	$33,222	(2)	$90,021
Accounts receivable, net	215,408	29,289	—		186,119
Inventory	36,179	287	—		35,892
Income tax receivable	4,351	—	361	(3)	4,712
Prepaid expense and other current assets	70,424	5,177	—		65,247
Property, plant and equipment, net	157,039	16,595	—		140,444
Operating lease right of use assets	52,925	1,979	—		50,946
Intangible assets, net	83,216	1,389	—		81,827
Goodwill	24,547	24,547	—		—
Other assets	12,261	93	—		12,168

Total assets	723,796	90,003	33,583		667,376

LIABILITIES AND EQUITY
Accounts payable	38,407	2,545	—		35,862
Current portion of long-term debt and lease obligations	501,593	786	(208,845)	(4)	291,962
Other accrued liabilities	128,757	12,774	—		115,983
Long-term liabilities	54,490	1,337	(1,265)	(5)	51,888

Total liabilities	723,247	17,442	(210,110)		495,695

Common stock	12,962	—	—		12,962
Additional paid in capital	445,210	—	—		445,210
Accumulated deficit	(425,774)	72,561	243,693	(6)	(254,642)
Accumulated other comprehensive loss	(31,849)				(31,849)

Total stockholders’ equity	549	72,561	243,693		171,681

Total liabilities and stockholders’ equity	$723,796	$90,003	$33,583		$667,376

1	Represents carving out assets and liabilities associated with Quest Integrity.
2

Represents a combined effect of net sale proceeds of $271.6 million (calculated as gross sale proceeds of $279.0 million less cost to sell of $7.4 million which includes estimated commissions of $3.7 million and legal and professional fees of $3.7 million) and the actual amount of pay down on the Atlantic Park debt in the amount of $238.3 million.

3	Represents an increase of income tax receivable as a result of the Transaction.
4

Consists of (a) $238.3 million pay down of Atlantic Park debt and (b) $0.3 million—write off of the related portion (93.0%, calculated as $238.3 million of the total principal balance on Atlantic Park debt as of June 30, 2022 in the amount of $256.2 million) of unamortized debt issuance cost and debt and warrant discount.

5	Represents a reduction of deferred tax liabilities as a result of the Transaction.
6

Represents a combined effect of the adjustments on the retained earnings: net sale proceeds of $271.6 million, write off of an unamortized balance of debt issuance cost and debt discount of $29.5 million and income tax impact of $1.6 million (adjustments 3 and 5 above).

TEAM, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2022

(unaudited, in thousands, except per share data)

	Historical	Sale of TQ Acquisition (1)	Pro Forma Adjustments		Pro Forma
Revenues	$469,841	$59,264	$—		$410,577
Operating expenses	344,790	27,456	—		317,334

Gross margin	125,051	31,808	—		93,243
Selling, general and administrative expenses	144,034	17,590			126,444

Operating income (loss)	(18,983)	14,218	—		(33,201)
Interest expense, net	(37,085)	(30)	17,083	(2)	(19,972)
Other income (expense)	4,178	(2,258)	—		6,436

Income (loss) before income taxes	(51,890)	11,930	17,083		(46,737)
Provision for income taxes	(2,124)	(543)	(1,137)	(3)	(2,718)

Net income (loss)	$(54,014)	$11,387	$15,946		$(49,455)

Income (loss) per common share:
Basic and diluted	$(1.34)	$0.28	$0.40		$(1.22)
Weighted-average number of shares outstanding:
Basic and diluted	40,454	40,454	40,454		40,454

1	Represents carving out historical income statement amounts associated with Quest Integrity.
2

Consist of (a) $17.6 million - a reduction of interest expense and amortization of debt issuance cost and debt discount after applying the net sale proceeds to pay down a portion of debt as of January 1, 2021, calculated as 95.3% of the actual interest expense (95.3% of debt pay down is calculated as a proportion of the Atlantic Park debt outstanding as of January 1, 2021) and (b) $0.5 million - additional interest incurred after the transaction due to additional borrowing needed on the revolver to cover the reduced cash flow (calculated using average interest rate on the revolver).

3	Represents an income tax impact of the Transaction.

TEAM, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

(unaudited, in thousands, except per share data)

	Historical	Sale of TQ Acquisition (1)	Pro Forma Adjustments		Pro Forma
Revenues	$874,553	$80,356	$—		$794,197
Operating expenses	660,118	43,617	—		616,501

Gross margin	214,435	36,739	—		177,696
Selling, general and administrative expenses	275,785	24,078	—		251,707
Goodwill impairment charge	64,632	8,795	—		55,837

Operating loss	(125,982)	3,866	—		(129,848)
Interest income (expense), net	(46,308)	(230)	28,119	(2)	(17,959)
Gain on sale of TQ Acquisition	—	—	193,619	(3)	193,619
Other income (expense)	(2,520)	(2,375)	—		(145)

Income (loss) before income taxes	(174,810)	1,261	221,738		45,667
Provision for income taxes	(11,209)	(2,413)	149	(4)	(8,647)

Net income (loss)	$(186,019)	$(1,152)	$221,887		$37,020

Income (loss) per common share:
Basic and diluted	$(6.01)	$(0.04)	$7.16		$1.20
Weighted-average number of shares outstanding:
Basic and diluted	30,975	30,975	30,975		30,975

1	Represent carving out historical income statement amounts associated with Quest Integrity.
2

This amount consist of (a) $28.7 million - a reduction of interest expense and amortization of debt issuance cost and debt discount after paying off sale proceeds were applied to pay off a portion of debt at 1/1/2021 calculated as 95.3% of the actual interest expense (95.3% is calculated as a proportion of the debt payoff assumed at January 1, 2021) and (b) $0.5 million - additional interest incurred after the transaction due to additional borrowing needed on the revolver to cover the reduced cash flow (calculated using average interest rate on the revolver).

3	Represents a proforma gain on the Transaction as of January 1, 2021 calculated as follows (in thousands):

Gross purchase price	280,000
Quest Integrity cash balance	9,619
Net indebtedness	(9,014)
Quest intercompany settlement	(2,190)
Working capital adjustment	577

Net consideration	278,992
Assets	95,841
Liabilities	(17,902)

Net assets disposed of	77,939
Adjustment for transaction cost	(7,434)
Proforma gain on disposal	193,619

4	Represents a tax impact on the Transaction.

4